UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	RLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)	On May 13, 2025, RLI Corp. (“Company”) held its annual meeting of shareholders (“Annual Meeting”).

(b)	At the Annual Meeting, the Company’s shareholders voted on the following three proposals and cast their votes as described below.

1. The nominees for election to the Board of Directors were elected at the Annual Meeting, each to hold office for a one-year term expiring at the next annual meeting, based upon the following votes:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors:	—	—	⸺	5,900,802
Michael E. Angelina	78,625,613	831,278	85,035	5,900,802
David B. Duclos	76,737,497	2,721,432	82,997	5,900,802
Susan S. Fleming	79,213,461	58,990	269,475	5,900,802
Jordan W. Graham	76,543,192	2,776,471	222,263	5,900,802
Clark C. Kellogg	78,619,448	868,489	53,989	5,900,802
Craig W. Kliethermes	79,216,158	266,750	59,018	5,900,802
Paul B. Medini	78,857,802	638,342	45,782	5,900,802
Robert P. Restrepo, Jr.	73,544,016	5,328,234	669,676	5,900,802
Debbie S. Roberts	76,563,975	2,470,688	507,263	5,900,802
Michael J. Stone	77,957,997	1,530,775	53,154	5,900,802

The Board of Directors also appointed David B. Duclos as Chairman of the Board.

2. The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the proxy materials, was approved based upon the following votes:

			Broker
For	Against	Abstentions	Non-Votes
76,465,973	2,955,913	120,040	5,900,802

3. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 was approved based upon the following votes:

			Broker
For	Against	Abstentions	Non-Votes
85,279,346	76,606	86,776	⸺

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 19, 2025	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Chief Legal Officer